UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 28, 2016

NOBLE CORPORATION plc

(Exact name of Registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Devonshire House, 1 Mayfair Place London, England		W1J8AJ
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Noble Corporation plc announced today that its newbuild jackup rig, the Noble Lloyd Noble, sustained damage on February 28, 2016 as a result of the collapse of a shipyard crane boom operating near the rig. Damage appears to be confined to one area of the rig, including damage to one of the rig’s cranes. The incident resulted in minor injuries to certain shipyard personnel. The Singapore Ministry of Manpower has commenced an investigation into the cause of the incident and access to the rig is limited during the initial phase of the investigation.

Construction on the Noble Lloyd Noble was expected to be completed during the second quarter of 2016. Following mobilization of the rig to the North Sea, the rig was expected to commence a four-year primary term contract with Statoil during the third quarter of 2016, with the contract stipulating a commencement date of no later than March 1, 2017. A thorough rig damage assessment is required before a revised schedule of delivery and contract commencement can be determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation plc, a public limited company incorporated under the laws of England and Wales

Date: March 1, 2016

	By:	/s/ Dennis J. Lubojacky
	Name:	Dennis J. Lubojacky
	Title:	Chief Financial Officer, Vice President and Controller